LOAN AGREEMENT

I.	THE PARTIES. This Loan Agreement (“Agreement”) made by March 29, 2023 is between:

Borrower: IMA Tech with a mailing address of 34 N Franklin Ave Ste 687 Pinedale, WY 82941 (“Borrower”) and agrees to borrow money from:

Lender: Liliia Havrykh with a mailing address of C. del Mestre Bellve Valencia, 46018 Spain and agrees to lend money to the Borrower under the following terms:

II.	LOAN AMOUNT. The total amount of money being borrowed from the Lender to the Borrower is $90,000.00 US Dollars (“Borrowed Money”).

III.	INTEREST RATE. The Borrowed Money shall:

NOT Bear Interest. There shall be no interest associated with the Borrowed Money. The Borrower’s only obligation to the Lender is to repay the principal balance.

IV.	TERMS. The total amount of the Borrowed Money, including principal and interest, shall be due and payable on March 29, 2028 (“Due Date”).

V.	PAYMENTS. The Borrower agrees to repay the Borrowed Money to the Lender under the following payment schedule:

- Lump Sum. The Borrower agrees to repay the Lender, in full, on the Due Date.

Hereinafter known as the “Payment Schedule.” All payments made by the Borrower shall be first applied to any accrued interest and second to the principal balance.

VI.	REMEDIES. No delay or omission on part of the holder of this Agreement in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Lender shall be cumulative and may be pursued singly, successively, or together, at the sole discretion of the Lender.

VII.	ACCELERATION. The Lender shall have the right to declare the Borrowed Money to be immediately due and payable, including interest owed, if any of the events are to occur:

a.	Late Payment. If any payment is late that is due under the Payment Schedule of more than 15 days;
b.	Default. If the Borrower should default on any of the conditions of this Agreement; or
c.	Security. If assets or property that are pledged as Security as part of this Agreement are transferred or sold.

VIII.	SUBORDINATION. The Borrower’s obligations under this Agreement are subordinated to all indebtedness, if any, of the Borrower, to any unrelated third-party lender to the extent such indebtedness is outstanding on the date of this Agreement and such subordination is required under the loan documents providing for such indebtedness.

IX.	WAIVERS BY BORROWER. All parties to this Agreement, including the Borrower and any sureties, endorsers, and guarantors, hereby waive protest, presentment, a notice of dishonor, and a notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Agreement notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Agreement or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

X.	DISPUTES. In the event any payment under this Agreement is not paid when due, the Borrower agrees to pay, in addition to the principal and interest hereunder, reasonable attorney’s fees not exceeding a sum equal to the maximum usury rate in the state of Governing Law of the then outstanding balance owing on the Borrowed Amount, plus all other reasonable expenses incurred by Lender in exercising any of its rights and remedies upon default.

XI.	SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities, or circumstances shall be affected, thereby, but instead shall be enforced to the maximum extent permitted by law.

XII.	GOVERNING LAW. This Agreement shall be construed and governed by the laws located in the state of Wyoming (“Governing Law”).

XIII.	SUCCESSORS. All of the foregoing is the promise of Borrower and shall bind Borrower and Borrower’s successors, heirs, and assigns; provided, however, that Lender may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Agreement.

XIV.	ENTIRE AGREEMENT. This Agreement contains all the terms agreed to by the parties relating to its subject matter, including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements. The Borrower and Lender agree to the terms and conditions and shall be bound until the Borrowed Amount is repaid in full.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

Borrower’s Signature: ________________

Print Name: /s/ ________________ IMA Tech

Date: March 29, 2023

Lender’s Signature: __________________

Print Name: /s/__________________Liliia Havrykh

Date: March 29, 2023